UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2012
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Power Integrations, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware	000-23441	94-3065014
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5245 Hellyer Avenue
San Jose, California 95138-1002
(Address of principal executive offices)

(408) 414-9200
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
On May 1, 2012, Power Integrations, Inc., a Delaware corporation (the “Company”), through its subsidiaries Power Integrations Netherlands B.V., a Dutch company, and Power Integrations Limited, a Cayman Islands company, closed the acquisition of CT Concept Technologie AG, a Swiss company, by acquiring all of the outstanding shares of its Swiss parent companies Concept Beteiligungen AG and CT-Concept Holding AG (the “Acquisition”), pursuant to the Share Purchase Agreement described in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 5, 2012. The total consideration payable by the Company in the Acquisition was approximately 105 million Swiss Francs, or approximately $116 million US net of assumed cash (the “Purchase Price”). The Purchase Price is subject to a net asset value adjustment following the closing of the Acquisition subject to certain caps described in the Purchase Agreement.

A copy of the Purchase Agreement is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(a)    Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.

(b)    Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 days after the date upon which this Current Report on Form 8-K must be filed.

(d)    Exhibits.

Exhibit Number	Description
2.01.	Share Purchase Agreement, dated as of March 30, 2012, by and among Power Integrations Netherlands B.V., Power Integrations Limited and Heinz Rüedi.*
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*     Confidential treatment has been requested for portions of this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

By:	/s/ Sandeep Nayyar
	Name:	Sandeep Nayyar
	Title:	Chief Financial Officer

Dated: May 7, 2012

EXHIBIT INDEX

Exhibit Number	Description
2.01.	Share Purchase Agreement, dated as of March 30, 2012, by and among Power Integrations Netherlands B.V., Power Integrations Limited and Heinz Rüedi.*
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*     Confidential treatment has been requested for portions of this exhibit.